UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 25, 2016 (August 24, 2016)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713-651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Plan Support Agreement

On August 24, 2016, Key Energy Services, Inc. (“Key”) and certain of its subsidiaries (together with Key, the “Company”), entered into a plan support agreement (the “Plan Support Agreement”) with Platinum Equity and certain of the other holders (the “Supporting Noteholders”) of its 6.75% Senior Notes due 2021 (the “Senior Notes”), representing an aggregate of 89.1% in principal amount of the Senior Notes and with certain of the lenders (the “Supporting Term Lenders,” and together with the Supporting Noteholders, the “Supporting Creditors”) under Key’s Term Loan Credit Agreement dated June 1, 2015 (the “Term Loans”), representing an aggregate of 87.9% of the principal amount of loans outstanding thereunder. The Plan Support Agreement contemplates the financial reorganization of the Company pursuant to a prepackaged plan of reorganization (the “Plan”) and that the Company will file for voluntary relief under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court in the District of Delaware (the “Bankruptcy Court”) on or before November 8, 2016 in order to confirm the Plan.

The Plan Support Agreement contemplates that Key will remain a public company and that the Senior Notes and all existing Key equity interests will be cancelled and each holder of Senior Notes shall receive such holder’s pro rata share of 5,000,000 shares of common stock of reorganized Key. In addition, (i) certain qualifying holders of Senior Notes and certain qualifying equity holders will be offered rights to purchase up to 95% and 5%, respectively, of the common stock of reorganized Key to be offered in an $85,000,000 rights offering, which rights offering may be increased based on the liquidity of reorganized Key, and (ii) Key equity holders will receive a ratable portion of (a) 543,927 shares of common stock of reorganized Key and (b) warrants to purchase a number of shares of common stock of reorganized Key that will be determined at a later date, but prior to Key’s emergence from bankruptcy. Holders of Key’s common stock will also be eligible to elect to participate in a potential cash-out option under the Plan, which may be funded by Key equity holders that participate in the rights offering described above. Upon confirmation of the Plan, holders of the Senior Notes are expected to own approximately 95% of the common stock of reorganized Key and holders of Key’s equity interests are expected to own approximately 5% of the common stock of reorganized Key, in each case subject to (a) the results of the rights offering referred to above, (b) the exercise of the warrants referred to above, (c) shares issued to certain parties to the Plan Support Agreement that also have committed to backstop the full amount of the rights offering and (d) potential further dilution as a result of a new proposed management incentive plan.

The Plan Support Agreement contemplates that each holder of the Term Loans will receive its pro rata share of (i) an immediate payment of approximately $10 million to be applied against principal and accrued interest; (ii) an additional payment upon consummation of the plan to reduce the outstanding balance of Terms Loans to $250 million and (iii) $250 million in principal amount of new term loans under an amended term loan credit agreement.

The Plan Support Agreement contains certain covenants on the part of the Company and the Supporting Creditors, including that the Supporting Creditors vote in favor of the Plan and otherwise facilitate the restructuring transaction and forbear from exercising remedies against the

Company in respect of certain defaults that may occur prior to implementation of the Plan. The Plan Support Agreement also provides for customary conditions to the obligations of the parties and for termination by each party upon the occurrence of certain events, including without limitation the failure of the Company to achieve certain milestones.

The foregoing is a summary and reference is made to the Plan Support Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference, for a complete description of its terms.

Limited Consent and Second Amendment to Loan Agreement

On August 24, 2016, in connection with entering into the Plan Support Agreement, the Company entered into the Limited Consent and Second Amendment to Loan and Amendment No. 3 to Limited Consent to Loan Agreement and Forbearance Agreement (the “Second Amendment”) in connection with its revolving credit facility pursuant to the Loan and Security Agreement dated June 1, 2015 (the “ABL Facility”). Pursuant to the Second Amendment, the lenders party thereto (the “Lenders”) consented to the term loan payment described above and agreed to forbear from exercising remedies with respect to certain defaults expected to occur under the ABL Facility prior to implementation of the Plan, including defaults in respect of the minimum liquidity covenant contained therein. Additionally, the Second Amendment terminated the Lenders’ commitments under the ABL Facility to make any further extensions of credit, although letters of credit outstanding under the ABL Facility as of such date will remain outstanding and may be extended pursuant to the terms of the Second Amendment. As a result, the Company will no longer have access to the liquidity provided by the ABL Facility.

The foregoing is a summary and reference is made to the Second Amendment, which is filed herewith as Exhibit 10.2, and the Cash Collateral Term Sheet, which is filed as an exhibit to the Plan Support Agreement, each of which is incorporated herein by reference, for a complete description of its terms.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 24, 2016, the Board of Directors of Key adopted an amendment to Key’s Ninth Amended and Restated Bylaws (the “NOL Protective Amendment”) to impose certain restrictions on transfers of shares of Key’s common stock in order to seek to assist in the preservation of Key’s ability to use its net operating losses (“NOLs”), as defined under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). The benefits of Key’s NOLs would be reduced, and its use of the NOLs could be compromised if Key undergoes an “ownership change” as determined under Section 382 of the Code. The amendment is designed to prevent transfers of shares of Key’s common stock that could result in an ownership change.

The NOL Protective Amendment’s transfer restrictions generally prohibit any direct or indirect transfer of Key’s common stock if the effect would be to increase the direct or indirect ownership of any person from less than 4.9% to 4.9% or more of Key’s common stock, or increase the ownership percentage of a person owning or deemed to own 4.9% or more of Key’s common stock. Any direct or indirect transfer attempted in violation of this restriction would be void as of the date of the prohibited transfer. The NOL Protective Amendment is subject to certain exceptions and permits Key’s Board of Directors to approve transfers of Key’s common stock that would otherwise violate the transfer restrictions in the NOL Protective Amendment if it determines that approval is in the best interests of Key.

The foregoing description of the NOL Protective Amendment is a summary only and is qualified in its entirety by reference to the full text of the NOL Protective Amendment, which is contained in a new Article XI of Key’s Ninth Amended and Restated Bylaws, and is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

Press Release

Attached as Exhibit 99.1 to this Current Report on Form 8-K is a copy of Key’s press release dated August 24, 2016 announcing the Company’s entry into the Plan Support Agreement.

Disclosure Pursuant to Confidentiality Agreements

In April 2016, Key executed confidentiality agreements with certain of the Supporting Creditors to facilitate discussions with the Supporting Creditors concerning Key’s financial reorganization (the “Restructuring”). Pursuant to the confidentiality agreements, Key agreed to disclose publicly, under certain circumstances, certain confidential information concerning Key that Key has provided to the Supporting Creditors. The information furnished as Exhibits 99.2 and 99.3 to this Current Report on Form 8-K (the “Forecast”) is being furnished, in part, to satisfy Key’s public disclosure obligations under certain of the confidentiality agreements.

Key generally does not publicly disclose detailed prospective financial information. However, in connection with its discussions with the Supporting Creditors, Key provided certain financial and other information, including the Forecast, to the Supporting Creditors and their respective advisors pursuant to confidentiality agreements.

Management of Key prepared the Forecast from certain internal financial projections based on expectations, beliefs, opinions, and assumptions of Key’s management that Key’s management believed were reasonable at the time they were made. Such expectations, beliefs, opinions, and assumptions may not be appropriate as of the date hereof in light of developments in Key’s business and the broader market for oil and natural gas and related services. Key cannot provide assurance that the financial projections will be realized; rather, actual future financial results are likely to vary materially from the forward-looking information presented or incorporated by reference herein. The Forecast was not prepared with a view towards public disclosure and were not prepared in accordance with generally accepted accounting principles (“GAAP”) or published guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of “prospective financial information.”

The furnishing of the Forecast should not be regarded as an indication that Key or any other person considered, or now consider, this information to be predictive of actual future results, and does not constitute an admission or representation by any person that such information is material, or that the expectations, beliefs, opinions, and assumptions that underlie such Forecast remain the same as of the date of this Current Report on Form 8-K, and readers are cautioned not to place undue reliance on the prospective financial information.

Neither the independent auditor of Key nor any other independent accountant has examined, compiled, or performed any procedures with respect to the Forecast. Accordingly, none has expressed any opinion or any other form of assurance on such information or its achievability and none assumes any responsibility for the Forecast.

The Forecast:

•	is speculative by its nature and was based upon numerous expectations, beliefs, opinions, and assumptions which are inherently uncertain and many of which are beyond the control of Key and its subsidiaries and which may not prove to be accurate;

•	does not necessarily reflect current estimates or expectations, beliefs, opinions, or assumptions that the management of Key may have about prospects for Key and its subsidiaries’ businesses, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the information was prepared;

•	may not reflect current results or future performance, which may be significantly more favorable or less favorable than as set forth in such information; and

•	is not, and should not be regarded as, a representation that any of the expectations contained in, or forming a part of, the Forecast will be achieved.

Except as required by law, Key does not currently intend to update or revise publicly the Forecast to reflect circumstances or other events occurring after the date thereof or to reflect the occurrence of future events. These considerations should be taken into account in reviewing the Forecast, which was prepared as of an earlier date. For additional information on factors that may cause actual future financial results to vary materially from the information presented herein, see the section entitled “Cautionary Note Regarding Forward-Looking Statements” below.

The information contained in this Item 7.01 and Exhibit 99.1 hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

Annual Meeting

Key previously disclosed that it intended to hold its 2016 Annual Meeting of Stockholders on Thursday, November 17, 2016. In light of Key’s expected financial reorganization pursuant to the Plan, Key has determined to postpone the 2016 Annual Meeting.

Additional Risk Factors

Additional risk factors related to the Plan Support Agreement and the Company’s financial reorganization are set forth on Exhibit 99.4 and incorporated herein by reference.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature or that relate to future events and conditions are, or may be deemed to be, forward-looking statements. These statements are only predictions and are subject to substantial risks and uncertainties and are not guarantees of performance. Future actions, events and conditions and future results of operations may differ materially from those expressed in these statements.

Important factors that may affect Key’s expectations, estimates or projections include, but are not limited to, the following: risks associated with Key’s reorganization; the ability of Key to implement the Plan in Bankruptcy Court; conditions in the oil and natural gas industry, especially oil and natural gas prices and capital expenditures by oil and natural gas companies; volatility in oil and natural gas prices; Key’s ability to implement price increases or maintain pricing on its core services; industry capacity; increased labor costs or unavailability of skilled workers; asset impairments or other charges; the periodic low demand for Key’s services and resulting operating losses and negative cash flows; Key’s highly competitive industry as well as operating risks, which are primarily self-insured, and the possibility that its insurance may not be adequate to cover all of its losses or liabilities; the economic, political and social instability risks of doing business in certain foreign countries; significant costs and potential liabilities resulting from compliance with applicable laws; Key’s historically high employee turnover rate and its ability to replace or add workers; Key’s ability to incur debt or long-term lease obligations; Key’s ability to implement technological developments and enhancements; significant costs and liabilities resulting from environmental, health and safety laws and regulations, including those relating to hydraulic fracturing; severe weather impacts on Key’s business; Key’s ability to successfully identify, make and integrate acquisitions and its ability to finance future growth of its operations or future acquisitions; the loss of one or more of Key’s larger customers; the impact of compliance with climate change legislation or initiatives; Key’s ability to generate sufficient cash flow to meet debt service obligations; the amount of Key’s debt and the limitations imposed by the covenants in the agreements governing its debt, including its ability to comply with covenants under its current debt agreements; an increase in Key’s debt service obligations due to variable rate indebtedness; Key’s inability to achieve its financial, capital expenditure and operational projections, including quarterly and annual projections of revenue and/or operating income and its inaccurate assessment of future activity levels, customer demand, and pricing stability which may not materialize (whether for Key as a whole or for geographic regions and/or business segments individually); Key’s ability to execute its plans to withdraw from international markets outside North America; Key’s ability to achieve the benefits expected from acquisition and disposition transactions; Key’s ability to respond to changing or declining market conditions, including Key’s ability to reduce the costs of labor, fuel, equipment and supplies employed and used in its businesses; Key’s ability to maintain sufficient liquidity; the terms and conditions of any strategic transaction or alternative undertaken to restructure or refinance Key’s indebtedness; and other factors affecting Key’s business described in “Item 1A. Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2015 and its other filings with the SEC including Exhibit 99.4 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amendment to Bylaws.

10.1	Plan Support Agreement, dated August 24, 2016.

10.2	Limited Consent and Second Amendment to Loan Agreement, dated August 24, 2016.

99.1	Press Release, dated August 24, 2016.

99.2	13 Week Cash Forecast.

99.3	Business Plan.

99.4	Additional Risk Factors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: August 25, 2016	By:	/s/ J. Marshall Dodson
J. Marshall Dodson
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Amendment to Bylaws.

10.1	Plan Support Agreement, dated August 24, 2016.

10.2	Limited Consent and Second Amendment to Loan Agreement, dated August 24, 2016.

99.1	Press Release, dated August 24, 2016.

99.2	13 Week Cash Forecast.

99.3	Business Plan.

99.4	Additional Risk Factors.